EXHIBIT 4(a)

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                   SERIES H 6.25% AUTOMATICALLY CONVERTIBLE
                                PREFERENCE STOCK

                                       OF

                           GENERAL MOTORS CORPORATION

                           PURSUANT TO SECTION 151
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


      General Motors Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, in accordance with the provisions of Section 151 of such law and pursuant to Article Fourth of the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors (the "Board of Directors") of the Corporation is authorized to issue Preference Stock, par value $0.10 per share, of the Corporation in one or more series and has authorized the series of Preference Stock hereinafter provided for and authorized a special committee of the Board of Directors to adopt, and said committee has adopted, the following resolution creating a series of 2,669,633 shares of Preference Stock, par value $0.10 per share, stated value $561.875 per share, designated as Series H 6.25% Automatically Convertible Preference Stock, as follows:

      RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preference Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

      Section 1. Designation. The series of Preference Stock established hereby shall be designated as "Series H 6.25% Automatically Convertible Preference Stock" (the shares of such series are hereinafter referred to as the "Series H Preference Shares") and the authorized number of Series H Preference Shares shall be 2,669,633.

      Section 2. Ranking. In respect of the payment of dividends or the making of other distributions in respect of the Series H Preference Shares, including, without limitation, upon a Liquidation (as defined in Section 4 below), the Series H Preference Shares shall rank junior to the Preferred Stock, on a parity with the Series D 7.92% Preference Stock and the Series G 9.12% Preference Stock of the Corporation, and junior to any other series of Preference Stock hereafter issued unless and only to the extent that it shall be stated in the resolution or resolutions providing for the issuance or amendment of such series of Preference Stock that the Series H Preference Shares shall rank senior to or on a parity with such series of Preference Stock.

      Section 3. Dividends.

(i) Holders of outstanding Series H Preference Shares will be entitled to receive, subject to the rights of holders of Preferred Stock of the Corporation and of holders of any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Series H Preference Shares in respect of dividends and distributions, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the per share annual rate of 6.25% of the per share stated value (equivalent to $35.1172 per annum per Series H Preference Share) ("Preferential Dividends"), payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively (each such date being hereinafter referred to as a "Preferential Dividend Payment Date"). The first dividend will be paid on August 2, 1999 with respect to the period commencing on June 24, 1999 and ending on June 30, 1999. The full amount of dividends payable on each Series H Preference Share for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors (each, a "Dividend Record Date"). Dividends on the Series H Preference Shares shall accrue on a daily basis commencing on the date of issuance of the Series H Preference Shares and accrued dividends for each quarterly dividend period shall accumulate, to the extent not paid, on the Preferential Dividend Payment Date first following the quarter for which they accrue. Preferential Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated dividends shall not bear interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series H Preference Shares for any period longer or shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     (ii) So long as any Series H Preference Shares shall remain outstanding, no dividend (other than a dividend payable in shares of common stock of any class of the Corporation) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the common stock of any class of the Corporation or any other class of stock or series thereof ranking junior to the Series H Preference Shares in the payment of dividends (other than a redemption or purchase of shares of any class of common stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full Preferential Dividends, if any, accumulated on all outstanding shares of the Series H Preference Shares through all past Preferential Dividend Payment Dates shall have been paid. No dividend shall be declared on any share or shares of any class of stock of the Corporation or series thereof ranking on a parity with the Series H Preference Shares in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Series H Preference Shares, for all dividend payment periods of the Series H Preference Shares terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective
Preferential Dividends accumulated to date on all outstanding Series H Preference Shares and the preferential dividends accumulated on all outstanding shares of said parity stock.

      Section 4. Liquidation Rights.

            (i) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made for all amounts required to be paid in respect of all outstanding shares of Preferred Stock and any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Series H Preference Shares, the holders of Series H Preference Shares shall be entitled to receive, out of the net assets of the Corporation, for each share $561.875 plus an amount equal to all Preferential Dividends (whether or not declared) accrued and unpaid thereon (including dividends accumulated and unpaid) prior to the date fixed for distribution, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Series H Preference Shares, such Series H Preference Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences or rights, including voting rights, and such Series H Preference Shares shall be surrendered for cancellation to the Corporation.

            (ii) The full amount payable to the holders of Series H Preference Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Series H Preference Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Series H Preference Shares in respect of the distribution of assets upon Liquidation unless there shall likewise be paid at the same time to the holders of the Series H Preference Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Series H Preference Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

     (iii) If the assets distributable to the holders of Series H Preference Shares on any Liquidation shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all such sums were paid in full.

     (iv) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 4.

     (v) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Series H Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series H Preference Shares.

      Section 5. Voting Rights.

            (i) Except as otherwise provided by paragraphs (ii) and (iii) of this Section 5 or as required by law, the holders of Series H Preference Shares shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

            (ii) So long as any Series H Preference Shares are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or this Certificate so as to alter or change the powers, preferences or special rights of the Series H Preference Shares so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Series H Preference Shares, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Corporation. For purposes of this paragraph, any such amendment or any resolution or action of the Board of Directors which would create or issue any series of Preference Stock out of the authorized shares of Preference Stock, or which would authorize, create or issue any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the Series H Preference Shares with respect to payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the rights of the outstanding Series H Preference Shares.

            (iii) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the Preferential Dividends accumulated on the outstanding Series H Preference Shares for any six quarterly dividend payment periods, whether or not consecutive, and all such accumulated preferential dividends remain unpaid (a "Preferential Dividend Default"), the number of directors of the Corporation shall be increased by two and the holders of outstanding Series H Preference Shares, voting together as a class with all other series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to dividends and then entitled to vote on the election of such directors (including, without limitation, the Series D 7.92% Preference Stock of the Corporation and the Series G 9.12% Preference Stock of the Corporation), shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Series H Preference Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Dividend Default, the Board of Directors of the Corporation shall within a reasonable period call a special meeting of the holders of Series H Preference Shares and all other holders of a series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to dividends who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding Series H Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors may, by action taken by written consent as permitted by law and the Corporation's Certificate of Incorporation and By-laws, elect such additional directors. If and when all accumulated dividends on the Series H Preference Shares have been declared and paid or set aside for payment in full, the holders of Series H Preference Shares shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferential Dividend Default. Upon termination of such special voting rights attributable to all holders of Series H Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to the payment of dividends, the term of office of each director elected by the holders of Series H Preference Shares and such junior or parity stock (hereinafter referred to as a "Preference Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preference Stock Directors. Any Preference Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Series H Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to the payment of dividends who were entitled to participate in such Preference Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. So long as a Preferential Dividend Default shall continue, any vacancy in the office of a Preference Stock Director may be filled by written consent of the Preference Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding Series H Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Series H Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such Preference Stock Directors as provided above. Holders of Series H Preference Shares shall not, as such stockholders, be entitled to vote on the election or removal of directors, other than Preference Stock Directors for so long as a Preferential Dividend Default shall continue, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.

      Section 6. Conversion.

            (i) Mandatory Conversion. Subject to Sections 6(xii) and 7, unless earlier converted or redeemed or otherwise cancelled pursuant to this Certificate, on June 24, 2002 (the "Mandatory Conversion Date"), each outstanding Series H Preference Share shall convert automatically (the "Mandatory Conversion") into (a) shares of Class H Common Stock, par value $0.10 per share, of the Corporation ("Class H Common Stock") at the Exchange Rate (as defined in Section 13) in effect on the Mandatory Conversion Date and (b) the right to receive, out of funds legally available therefor, an amount in cash equal to all accrued and unpaid dividends on such Series H Preference Share to (but not including) the Mandatory Conversion Date, whether or not earned or declared. As of the open of business on the Mandatory Conversion Date, dividends on the Series H Preference Shares shall cease to accrue and the Series H Preference Shares shall cease to be outstanding. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing, or other evidence of ownership of, shares of Class H Common Stock, and for the payment of cash in respect of accrued and unpaid dividends on the Series H Preference Shares, if any, and cash in lieu of fractional shares of Class H Common Stock, if any, in exchange for and contingent upon surrender of certificates representing the Series H Preference Shares, and the Corporation may defer the payment of dividends on such shares of Class H Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Series H Preference Shares, provided that the Corporation shall give the holders of the Series H Preference Shares such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Class H Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the Series H Preference Shares or in respect of such shares of Class H Common Stock shall not bear interest.

            (ii) Optional  Conversion.  Subject to Sections 6(xii) and 7, all or
any portion of the Series H Preference Shares are convertible, at the option of the holder thereof (an "Optional Conversion"), at any time prior to the earlier to occur of (A) the effective date of an amendment to or a change (including an announced prospective change that remains legally viable) in a law or interpretation thereof referred to in the definition of Tax Event or (B) the Mandatory Conversion Date, into shares of Class H Common Stock at a rate of
8.0645 shares of Class H Common Stock for each Series H Preference Share (the "Optional Conversion Rate"), subject to adjustment as set forth in Sections 6(iii) and (iv) below.

            An Optional Conversion of Series H Preference Shares may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank to the office of the Secretary of the Corporation and otherwise in accordance with any optional conversion procedures established by the Corporation. Subject to Section 6(xii), each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied; provided that an Optional Conversion shall not be effective if the effective date or proposed effective date of an amendment to or change (including an announced prospective change) that remains legally viable in a law or the interpretation thereof referred to in the definition of Tax Event shall have occurred on or prior to the date of such Optional Conversion. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date. Upon the effectiveness of an Optional Conversion, the Series H Preference Shares so converted shall no longer be deemed to be outstanding.

            Holders of Series H Preference Shares at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. Except as provided above, upon any Optional Conversion of Series H Preference Shares, the Corporation shall make no payment or allowance for accrued and unpaid Preferential Dividends, whether or not in arrears, on such Series H Preference Shares as to which Optional Conversion has been effected; provided, however, that in connection with an Optional Conversion effected in accordance with Section 6(iv)(c), the holders of Series H Preference Shares converted into Class H Common Stock pursuant to such Optional Conversion shall be entitled to receive payment for accrued and unpaid Preferential Dividends, whether or not in arrears, on such Series H Preference Shares as to which such Optional Conversion has been effected to, but not including, the effective date of such Optional Conversion.

            (iii) Certain Adjustments. The terms of the Series H Preference Shares, including without limitation the Exchange Rate and the Optional Conversion Rate, shall be subject to adjustment from time to time as provided below in this Section 6(iii).

      (a) If the Corporation shall, after the date hereof, pay or make a dividend or other distribution with respect to its Class H Common Stock in shares of Class H Common Stock (including by way of reclassification of any shares of its Class H Common Stock), the Exchange Rate and the Optional Conversion Rate in effect as of the open of business on the day following the date on which such dividend is paid or other distribution is made, as applicable, shall each be increased by multiplying such Exchange Rate and Optional Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Class H Common Stock outstanding at the time and date fixed for the determination of stockholders entitled to receive such dividend or other distribution, plus the total number of shares of Class H Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Class H Common Stock outstanding at the time and date fixed for such determination, such increase to become effective immediately after the open of business on the day following the date on which such dividend is paid or distribution is made, as applicable; provided that, in the event that the Mandatory Conversion Date occurs, any Optional Conversion is effected in accordance with
            Section 6(ii) or any Tax Redemption is effected pursuant to
            Section 7 after the record date for the determination of stockholders entitled to receive such dividend or distribution but before such dividend is paid or distribution is made, then as soon as reasonably practicable following the making of such dividend or distribution the Corporation shall deliver to the holder of the Series H Preference Shares so converted or redeemed such number of shares of Class H Common Stock, if any, so that (giving effect to such delivery of shares of Class H Common Stock) such Mandatory Conversion, Optional Conversion or Tax Redemption was effected at an Exchange Rate or Optional Conversion Rate, as applicable, which reflects the adjustments provided for in this paragraph (iii)(a).

      (b) In case outstanding shares of Class H Common Stock shall, after the date hereof, be subdivided or split into a greater number of shares of Class H Common Stock (other than as described in paragraph (iii)(a) above), the Exchange Rate and the Optional Conversion Rate in effect as of the open of business on the day following the day upon which such subdivision or split becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Class H Common Stock shall be combined into a smaller number of shares of Class H
            Common Stock, the Exchange Rate and the Optional Conversion Rate in effect as of the open of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the open of business on the day following the day upon which such subdivision, split or combination becomes effective.

      (c) If the Corporation shall, after the date hereof, issue rights or warrants to all holders of its Class H Common Stock entitling them (for a period not exceeding 180 days from the date of such issuance) to subscribe for or purchase shares of Class H Common Stock at a price per share less than the Fair Market Value of the Class H Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on such record date by a fraction of which the numerator shall be the Class H Dividend Base on such record date plus the number of additional shares of Class H Common Stock actually delivered in connection with the exercise of such rights or warrants, and of which the denominator shall be the Class H Dividend Base on such record date plus the number of shares of Class H Common Stock which the aggregate price received in payment for the total number of shares of Class H Common Stock actually delivered in connection with the exercise of such rights or warrants would purchase at such Fair Market Value (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Fair Market Value). Such adjustment shall become effective as of the open of business on the business day next following the date on which such rights or warrants expire; provided that, in the event that the Mandatory Conversion Date occurs, any Optional Conversion is effected in accordance with Section 6(ii) or any Tax Redemption is effected pursuant to
            Section 7 after the record date for the determination of stockholders entitled to receive such rights and warrants but before such adjustment shall become effective, then as soon as reasonably practicable following the effectiveness of such adjustment either the Corporation shall deliver to the holder of the Series H Preference Shares so converted or redeemed, or such holder shall return to the Corporation, as applicable, such number of shares of Class H Common Stock, if any, so that (giving effect to such transfer of shares of Class H Common Stock) such Mandatory Conversion, Optional Conversion or Tax Redemption was effected at an Exchange Rate or Optional Conversion Rate, as applicable, which reflects the adjustments provided for in this paragraph (iii)(c).

      (d)(I)Except as provided in paragraph (d)(II) below, if the Corporation shall, after the date hereof, pay a dividend or make a distribution to all holders of its Class H Common Stock consisting of evidences of its indebtedness, securities, or other assets (including shares of capital stock of the Corporation other than Class H Common Stock but excluding (A) any cash dividends or distributions, (B) any dividends or other distributions referred to in paragraphs (a) or (b) above and (C) any dividends or other distributions referred to in paragraph
            (d)(II) below), or shall issue to all holders of its Class H Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in paragraph (c) above), then in each such case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on the payment or distribution date, as applicable, for such dividend or distribution, or the issue date of such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Fair Market Value per share of the Class H Common Stock on such payment, distribution or issue date, and of which the denominator shall be such Fair Market Value per share of Class H Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such payment, distribution or issue date of the portion of the evidences of indebtedness or assets so distributed, or of such subscription rights or warrants, applicable to one share of Class H Common Stock. Such adjustment shall become effective as of the open of business on the business day next following the payment, distribution or issue date for such dividend, distribution or issuance, as the case may be; provided that, in the event that the Mandatory Conversion Date occurs, any Optional Conversion is effected in accordance with
            Section 6(ii) or any Tax Redemption is effected pursuant to
            Section 7 after the record date for the determination of the stockholders entitled to participate in such dividend, distribution or issuance but before such adjustment shall become effective, then as soon as reasonably practicable following the effectiveness of such adjustment either the Corporation shall deliver to the holder of the Series H Preference Shares so converted or redeemed, or such holder shall return to the Corporation, as applicable, such number of shares of Class H Common Stock, if any, so that (giving effect to such transfer of shares of Class H Common Stock) such Mandatory Conversion, Optional Conversion or Tax Redemption was effected at an Exchange Rate or Optional Conversion Rate, as applicable, which reflects the adjustments as provided in this paragraph (iii)(d)(I).

      (II)  Unless  the   Corporation   shall  elect  to  apply  the
            provisions of Section 6(iv)(a) to such transaction, then, notwithstanding Section 6(iv)(a), if the Corporation shall, after the date hereof, (A) pay a dividend or make a distribution to holders of its Class H Common Stock consisting of shares of common stock of or other equity interests (collectively, "Equity Units") in a subsidiary or other Affiliate of the Corporation which holds, directly or indirectly, any assets held, directly or indirectly, by Hughes Electronics Corporation ("Hughes") or its subsidiaries ("Spinco"), or (B) exchange Equity Units in Spinco for outstanding shares of Class H Common Stock on a pro rata basis (whether through an exchange of Equity Units, by merger or otherwise), then the Corporation shall make a distribution to all Persons who were holders of Series H Preference Shares as of the record date for the determination of stockholders entitled to participate in such dividend, distribution or exchange consisting of automatically convertible preference shares of Spinco (the "Spinco Preference Shares") that satisfy the requirements set forth in the following sentence. The Spinco Preference Shares received in such distribution or exchange in respect of Series H Preference Shares (1) shall have a liquidation preference and a stated value per share equal in amount to the product of the liquidation preference or stated value, as applicable, of a Series H Preference Share at such time and a fraction (the "Adjustment Ratio"), the numerator of which shall be equal to the aggregate fair market value of the Equity Units in Spinco paid or distributed in respect of or exchanged for one share of Class H Common Stock as of the date immediately prior to the record date (the "Spinoff Record Date") for determining the holders entitled to receive such shares in such distribution or exchange (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) and the denominator of which shall be equal to the Fair Market Value of one share of Class H Common Stock as of such date, (2) shall accrue a preferential dividend at an annual rate equal to 6.25% of the stated value per Spinco Preference Share, (3) shall be convertible at the option of the holder at any time prior to the Mandatory Conversion Date into a number of Equity Units in Spinco equal to the product obtained by multiplying (x) the Optional Conversion Rate by (y) the number of Equity Units in Spinco paid or distributed in respect of or exchanged for one share of Class H Common Stock (the "Spinco Equivalent Shares"), (4) for purposes of determining the exchange rate applicable to a mandatory conversion of the Spinco Preference Shares, (A) shall have a "threshold price" and an "initial price" that are equal to the amount obtained by dividing (x) the product obtained by multiplying the Threshold Price (as defined and used in the definition of "Exchange Rate") and the Initial Price, as the case may be, by the Adjustment Ratio by (y) the number of Spinco Equivalent Shares and (B) shall convert on the Mandatory Conversion Date into a number of Spinco Equity Units equal to the product of the Exchange Rate and the number of Spinco Equivalent Shares and (5) shall have such other terms and conditions (including, without limitation, conditions relating to the conversion thereof) as are comparable to the terms and conditions of the Series H Preference Shares. Immediately after the distribution of such Spinco Preference Shares shall have become effective, the liquidation preference, Threshold Price (as defined and used in the definition of "Exchange Rate"), Initial Price and stated value for each Series H Preference Share shall be reduced so that such amount shall be equal to the product obtained by multiplying such amount by the difference obtained by subtracting the Adjustment Ratio from one (1).

                  Notwithstanding any provision in this Section 6(iii)(d)(II) to the contrary, if the Corporation shall (A) pay a dividend or make a distribution to holders of its Class H Common Stock consisting of Equity Units in a subsidiary or other Affiliate of the Corporation holding, directly or indirectly, assets of Hughes or its subsidiaries, which subsidiary or other Affiliate (together with such subsidiary's or other Affiliate's subsidiaries) has a fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of the date of such dividend or distribution representing less than 25% of the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of Hughes and its subsidiaries immediately prior to the date of such dividend or distribution ("Lesser Spinco"), or (B) exchange Equity Units in Lesser Spinco for outstanding shares of Class H Common Stock on a pro rata basis (whether through an exchange of Equity Units, by merger or otherwise), then, at the Corporation's option, either (1) the Corporation shall make a distribution consisting of automatically convertible preference shares of Lesser Spinco in accordance with this paragraph (d)(II) to all Persons who were holders of Series H Preference Shares as of the record date for the determination of stockholders entitled to participate in such dividend, distribution or exchange or (2) in lieu thereof, such dividend, distribution or exchange shall be treated as a dividend or distribution pursuant to paragraph (d)(I) above, and the Exchange Rate and Optional Conversion Rate shall be adjusted in accordance with such paragraph.

                  Notwithstanding any provision in this Section 6(iii)(d)(II) to the contrary, if the Corporation shall (A) pay a dividend or make a distribution to holders of its Class H Common Stock consisting of Equity Units in a subsidiary or other Affiliate of the Corporation holding, directly or indirectly, assets of Hughes or its subsidiaries, which subsidiary or other Affiliate (together with such subsidiary's or other Affiliate's subsidiaries) has a fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of the date of such dividend or distribution representing 75% or more of the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of Hughes and its subsidiaries immediately prior to the date of such dividend or distribution ("Greater Spinco"), or (B) exchange Equity Units in Greater Spinco for outstanding shares of Class H Common Stock on a pro rata basis (whether through an exchange of Equity Units, by merger or otherwise), then, in lieu of applying the other provisions of this paragraph (d)(II), the Corporation may elect to make a distribution consisting of automatically convertible preference shares of Greater Spinco ("Greater Spinco Preference Shares") to all Persons who were holders of Series H Preference Shares as of the record date for the determination of stockholders entitled to participate in such dividend, distribution or exchange, which shares
            (1) shall have a liquidation preference, stated value and an annual dividend rate equal to the liquidation preference, stated value and the annual dividend rate of the Series H Preference Shares, (2) shall have an optional conversion rate and exchange rate that shall be equal to the product of (x) the Optional Conversion Rate or the Exchange Rate, as the case may be, and (y) a fraction, the numerator of which shall be equal to the Fair Market Value of one share of
            Class H Common Stock as of the Spinoff Record Date and the denominator of which shall be equal to the aggregate fair market value of the Spinco Equivalent Shares (the "Greater Spinco Adjustment Ratio"), (3) for purposes of determining the exchange rate applicable to a mandatory conversion of the Greater Spinco Preference Shares, the "threshold price" and the "initial price" shall be equal to the quotient obtained by dividing the Threshold Price or the Initial Price, as the case may be, by the Greater Spinco Adjustment Ratio, and (4) shall have such other terms and conditions (including, without limitation, conditions relating to the conversion thereof) as are comparable to the terms and conditions of the Series H Preference Shares. In the event that the Corporation distributes the Greater Spinco Preference Shares to the holders of the Series H Preference Shares, all Series H Preference Shares shall cease to be outstanding and shall automatically be canceled, and each holder of a certificate previously evidencing any such Series H Preference Shares shall cease to have any rights with respect thereto, except the right to receive the Greater Spinco Preference Shares in accordance with this paragraph (d)(II).

      (e) In case the Corporation shall, after the date hereof, by dividend or otherwise, distribute to all holders of its Class H Common Stock cash (excluding any cash that is distributed in a transaction to which Section 6(iv) applies) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Class H Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 6(iii)(e) or
            Section 6(iii)(f) has been made and (2) the excess of (i) the aggregate amount of consideration (including any cash plus the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a resolution of the Board of Directors) of any non-cash consideration) payable in respect of any voluntary tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Class H Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 6(iii)(e) or Section 6(iii)(f) has been made over
            (ii) the Fair Market Value of the shares being so purchased at the time of such purchase, exceeds 12.5% of the product of (A) the Current Market Price per share of the Class H Common Stock on the date for the determination of holders of shares of Class H Common Stock entitled to receive such distribution and (B) the number of shares of Class H Common Stock outstanding on such date (such excess being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, each of the Exchange
            Rate and the Optional Conversion Rate shall be increased so that the Exchange Rate and the Optional Conversion Rate shall equal the rate determined by dividing the Exchange Rate and the Optional Conversion Rate, respectively, in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (1) the numerator of which shall be equal to the Current Market Price per share of the Class H Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the Excess Amount and (y) the number of shares of Class H Common Stock outstanding on such date for determination and (2) the denominator of which shall be equal to the Current Market Price per share of the Class H Common Stock on such date for determination. Notwithstanding anything in this paragraph to the contrary, no adjustment to the Exchange Rate or Optional Conversion Rate shall be made pursuant to this paragraph if such an adjustment is required by and made pursuant to the terms of any other provision of this Certificate.

      (f) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation after the date hereof for all or any portion of the Class H Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of aggregate consideration having a fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a resolution of the Board of Directors) in excess of the Fair Market Value of the shares being so purchased at the time of such purchase, and such excess, combined together with (1) the excess of (i) the aggregate amount of consideration (including any cash plus the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a resolution of the Board of Directors) of any non-cash consideration) payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Class H Common Stock concluded within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to
            Section 6(iii)(e) or this Section 6(iii)(f) has been made over
            (ii) the Fair Market Value of the shares being so purchased at the time of such purchase and (2) the aggregate amount of any distributions to all holders of the Corporation's Class H Common Stock made exclusively in cash (excluding cash distributions in accordance with Section 6(iv) below) within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 6(iii)(e) or this Section 6(iii)(f) has been made, exceeds 12.5% of the product of (A) the Current Market Price per share of the Class H Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) and (B) the number of shares of Class H Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess being referred to herein as the "Exchange Excess Amount") then, and in each such case, immediately prior to the open of business on the day after the date of the Expiration Time, the Exchange Rate and the Optional Conversion Rate shall be adjusted so that the Exchange Rate and the Optional Conversion Rate shall equal the rate determined by dividing the Exchange Rate and the Optional Conversion Rate, respectively, immediately prior to the close of business on the date of the Expiration Time by a fraction (1) the numerator of which shall be equal to the Current Market Price per share of the Class H Common Stock on the date of the Expiration Time less an amount equal to the quotient obtained by dividing (x) the Exchange Excess Amount by (y) the number of shares of Class H Common Stock outstanding on the date of the Expiration Time and
            (2) the denominator of which shall be equal to the Current Market Price per share of the Class H Common Stock on the date of the Expiration Time. Notwithstanding anything in this paragraph to the contrary, no adjustment to the Exchange Rate or Optional Conversion Rate shall be made pursuant to this paragraph if such an adjustment is required by and made pursuant to the terms of any other provision of this Certificate.

      (g) In any case in which Section 6(iii) shall require that an adjustment as a result of any event becomes effective as of a time and date later than the time and date of the event giving rise to the adjustment and the date fixed for conversion pursuant to this
            Section 6 occurs after such time and date, but before the time and date at which such adjustment becomes effective, the
            Corporation may in its sole discretion elect to defer the
            following until after the effectiveness of such adjustment: (1) issuing to the holder of any Series H Preference Shares surrendered for conversion the additional shares of Class H
            Common Stock issuable upon conversion by reason of such adjustment; and (2) paying to such holder any amount in cash in lieu of a fractional share of Class H Common Stock pursuant to
            Section 6(vii).

      (h) An adjustment in the Exchange Rate pursuant to this Section 6(iii) shall be implemented by an adjustment of the nature and amount specified, effected in the manner specified, in each of the Upper Exchange Rate, the Middle Exchange Rate and the Lower Exchange Rate. If an adjustment is made to the Exchange Rate pursuant to this Section 6(iii), an adjustment shall also be made to the Threshold Price and Initial Price as used in clauses (a), (b) and
            (c) of the definition of Exchange Rate in Section 13. Except as otherwise provided in this Section 6(iii), such adjustment shall be made by multiplying the Threshold Price or the Initial Price, as the case may be, as in effect at such time, by a fraction of which the numerator shall be the Exchange Rate immediately before giving effect to such adjustment and the denominator shall be the Exchange Rate immediately after giving effect to such adjustment pursuant to this Section 6(iii). All adjustments to the Exchange Rate and the Optional Conversion Rate shall be calculated to the nearest 1/10,000th, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000, of a share of Class H Common
            Stock. No adjustment in the Exchange Rate or in the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Lower Exchange Rate; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exchange Rate and the Optional Conversion Rate shall be made successively.

      (i) Before taking any action that would cause an adjustment increasing the Exchange Rate or the Optional Conversion Rate such that the conversion price (for purposes of this Section 6(iii)(i), an amount equal to the liquidation preference per Series H
            Preference Share divided by the Optional Conversion Rate, respectively, as in effect from time to time) would be below the then par value of the Class H Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class H Common Stock at the Exchange Rate or the Optional Conversion Rate as so adjusted.

            (iv) Adjustment for Certain Consolidations, Mergers or Other Transactions.

(a) Subject to Section 6(iii)(d)(II), in the case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Class H Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any transaction as a result of which all outstanding shares of Class H Common Stock are converted into or exchanged for any other securities, cash or other property, proper provision shall be made by the Corporation so that each Series H Preference Share shall, immediately after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class H Common Stock into which such Series H Preference Share would have been optionally converted immediately prior to consummation of such transaction, and (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class H Common Stock into which such Series H Preference Share would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, assuming in each case that such holder of Class H Common Stock failed to exercise rights of election, if any, as to the kind or of amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

(b) The kind and amount of securities into which the Series H Preference Shares shall be convertible after consummation of a transaction described in paragraph (a) above shall be subject to adjustment as described in
      Section 6(iii) following the date of consummation of such transaction.

(c) Subject to the last sentence of this paragraph but notwithstanding anything else in this Certificate to the contrary, if any holder of Series H Preference Shares elects an Optional Conversion within ten
      (10) days after the Corporation gives notice of either (i) a sale, transfer or disposition of a majority of the voting stock of DIRECTV, Inc. ("DTV") or of assets thereof representing at least fifty-one percent (51%) of the total fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the U.S. direct broadcast satellite business of DTV and its Affiliates engaged in such business to an entity not controlled directly or indirectly by the Corporation or (ii) any other transaction that has the result that the Corporation no longer controls directly or indirectly the business of DTV(collectively, a "DTV Sale"), the Optional Conversion Rate in connection with such Optional Conversion shall be equal to the Exchange Rate that would be applicable if the Mandatory Conversion Date were the date on which such Optional Conversion occurred. Any such Optional Conversion shall be effectuated in accordance with, and subject to, Section 6(ii), and shall not become effective prior to the consummation of the DTV Sale. Notwithstanding the foregoing, the term "DTV Sale" shall not include, and this paragraph shall not apply to, (A) any dividend or distribution by the Corporation to holders of its Class H Common Stock or other common stock of the Corporation consisting of or including Equity Units in DTV or any entity directly or indirectly owning a majority of the outstanding Equity Unit in DTV, (B) any exchange of Equity Units in DTV or any entity directly or indirectly owning a majority of the outstanding Equity Units in DTV for outstanding shares of Class H Common Stock (whether effected by an exchange of shares, merger or otherwise), or (C) a sale-leaseback transaction entered into with a commercial financing institution ordinarily engaged in transactions of that type.

            (v) Notice of Adjustments. Whenever the Exchange Rate and Optional Conversion Rate are adjusted as provided in Sections 6(iii) or 6(iv), the Corporation shall:

                  (a) Forthwith  compute the adjusted Exchange Rate and Optional
            Conversion Rate and prepare a certificate signed by any Vice President and the Treasurer or the Controller of the Corporation setting forth the adjusted Exchange Rate and Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be prima facie evidence of the correctness of the adjustment; and

                  (b) Promptly mail such certificate to the holders of record of the outstanding Series H Preference Shares at or prior to the time the Corporation mails an interim statement to its stockholders covering the financial performance of the Corporation for the fiscal quarter period during which the facts requiring such adjustment occurred but in any event within 45 days after the end of such fiscal quarter period.

            (vi) Notices of Proposed Actions. If, at any time while any of the Series H Preference Shares are outstanding:

                  (a) the Corporation shall declare a dividend (or any other distribution) on the Class H Common Stock (other than in cash out of profits or surplus) or,

                  (b) the  Corporation  shall authorize the issuance to all
            holders of the Class H Common Stock of rights or warrants to subscribe for or purchase shares of the Class H Common Stock or of any other subscription rights or warrants, or

                  (c) the Board of Directors of the Corporation shall authorize any tender or exchange offer for or reclassification of the Class H Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, or

                  (d) the Corporation shall enter into a binding obligation to consummate a DTV Sale,

then the Corporation shall cause to be mailed to the holders of Series H Preference Shares at their last addresses as they shall appear on the stock register, as promptly as possible, but at least five (5) days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, or issuance of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class H Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (2) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class H Common Stock of record shall be entitled to exchange their Class H Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this Section 6(vi) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

            (vii) No Fractional Shares. No fractional shares of Class H Common Stock shall be issued upon the conversion of any Series H Preference Shares. In lieu of any fraction of a share of Class H Common Stock which would otherwise be issuable in respect of the aggregate number of Series H Preference Shares surrendered by the same holder upon Mandatory Conversion or Optional Conversion, such holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Mandatory
Conversion, the Current Market Price or (b) in the case of an Optional Conversion by a holder, the Closing Price of the Class H Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one Series H Preference Share shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Class H Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series H Preference Shares so surrendered.

            (viii) Treasury Shares. For the purposes of this Section 6, the number of shares of Class H Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class H Common Stock.

            (ix) Other Action. If the Corporation shall take any action affecting the Class H Common Stock, other than action described in this
Section 6, that in the opinion of the Board of Directors of the Corporation would materially affect, either positively or negatively, the conversion rights of the holders of the Series H Preference Shares, the Exchange Rate and/or the Optional Conversion Rate for the Series H Preference Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors of the Corporation may determine in its sole discretion to be equitable in the circumstances.

            (x) Conversion. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class H Common Stock, for the purpose of effecting conversion of the Series H Preference Shares, the maximum number of shares of Class H Common Stock deliverable upon the conversion of all outstanding shares of Series H Preference Shares not theretofore converted. For purposes of this Section 6(x), the maximum number of shares of Class H Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series H Preference Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

      The Corporation covenants that any shares of Class H Common Stock issued upon conversion of the Series H Preference Shares shall be validly issued, fully paid and non-assessable.

      The Corporation shall endeavor to list (unless already listed) the shares of Class H Common Stock required to be delivered upon conversion of the Series H Preference Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Class H Common Stock is listed at the time of such delivery.

            (xi) Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class H Common Stock or other securities or property on conversion, exchange or redemption of the Series H Preference Shares pursuant thereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class H Common Stock or other securities or property in a name other than that of the holder of the Series H Preference Shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

            (xii) HSR Act Filings. No shares of Class H Common Stock or any other voting securities shall be issued to holders of Series H Preference Shares upon a Mandatory Conversion, Optional Conversion, redemption or otherwise unless and until any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), have been made, and any applicable waiting periods under the HSR Act have expired. The Corporation and holders of the Series H Preference Shares shall use their commercially reasonable efforts and cooperate with one another to make any such filings and provide any information needed in connection therewith so as to promptly satisfy any requirements under the HSR Act.

      Section 7. Tax Redemption. If a Tax Event has occurred, then the Corporation or Hughes shall have the right, at any time up to and including the Mandatory Redemption Date, upon not less than thirty (30) days nor more than sixty (60) days written notice to the holders of Series H Preference Shares, to redeem or acquire all (but not less than all) outstanding Series H Preference Shares (the date of such acquisition or redemption being referred to herein as the "Redemption Date") at the Tax Redemption Price, plus the amount referred to in Section 8 to the extent provided therein (a "Tax Redemption"). The Tax Redemption Price may be paid in cash, shares of Class H Common Stock, shares of Hughes common stock, or by the exchange of each Series H Preference Share for a share of automatically convertible preference stock of Hughes convertible into common stock of Hughes ("Hughes Preference Shares"), in each case at the election of the Corporation; provided, however, that in the event that the applicable Tax Event is based on a change or proposed change in law or interpretation that is not yet actually effective, the Tax Redemption Price shall be payable only in shares of Class H Common Stock. Shares of common stock of Hughes or Hughes Preference Shares shall not be delivered in satisfaction of the Corporation's obligations pursuant to this Section 7 unless the shares of common stock of Hughes will be publicly traded at or about (but in no event beginning more than 20 business days after) the time of such delivery and, if Hughes Preference Shares are to be delivered, either (x) such Hughes Preference Shares are delivered as part of a plan involving the distribution of stock of Hughes with respect to, or in exchange for, stock of the Corporation, and the Corporation shall have obtained a ruling from the Internal Revenue Service or an opinion of outside counsel to the effect that a stockholder of the Corporation that receives such distribution shall not recognize any gain or loss on the receipt thereof for federal income tax purposes, or (y) if not part of a distribution described in (x), the Hughes Preference Shares shall be optionally convertible, on comparable terms and conditions (including as to time of conversion) to the Series H Preference Shares into Hughes common stock at the exchange rate applicable to a mandatory conversion thereof (as if the mandatory conversion date were the date of such optional conversion). In such case, the number of shares of common stock of Hughes that would be issued in exchange for each Series H Preference Share shall be equal to the product of (A) the number of shares of Class H Common Stock into which a Series H Preference Share would have been convertible had the Redemption Date been substituted for the Mandatory Conversion Date and (B)(1) if such delivery of shares of common stock of Hughes occurs in connection with an exchange (whether effected by an exchange of shares, merger or otherwise) of the outstanding shares of Class H Common Stock for some or all of the shares of common stock of Hughes, the ratio of the number of shares of common stock of Hughes that are to be exchanged for each share of Class H Common Stock and (2) in all other cases, the ratio of the Fair Market Value of a share of Class H Common Stock to the fair market value of a share of common stock of Hughes (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive). Notwithstanding the first sentence of this paragraph, the Corporation may redeem Series H Preference Shares in accordance with this paragraph using shares of Class H Common Stock on less than thirty (30) days written notice if the Corporation deems such redemption to be reasonably necessary so as to avoid incurrence by the Corporation or its subsidiaries of any tax liability described in the definition of Tax Event on its later redemption using shares of Class H Common Stock.

      Except as otherwise provided in this Section 7, the Series H Preference Shares are not redeemable.

      Section 8. Yield Make-Up. If, at any time prior to the Mandatory Conversion Date, the outstanding Series H Preference Shares cease to be outstanding as a result of a Tax Redemption pursuant to Section 7 (unless such Series H Preference Shares are redeemed using Hughes Preference Shares or cash in accordance with Section 7), the Corporation shall pay or issue, as appropriate, to such holder of Series H Preference Shares an amount of cash (or, at the Corporation's option, the equivalent value in Class H Common Stock or Hughes common stock) equal to the present value of the remaining Preferential Dividends on the Series H Preference Shares calculated from the date of such cancellation through the Mandatory Conversion Date discounted at an annual rate equal to the interest rate on U.S. Treasury obligations having comparable maturities plus 50 basis points.

      Section 9. Outstanding Shares. Upon any Optional Conversion or Mandatory Conversion, or on the Redemption Date, or upon the issuance of Greater Spinco Preference Shares or upon the reacquisition by the Corporation of Series H Preference Shares for any reason, the Series H Preference Shares subject thereto shall cease to be outstanding and shall automatically be canceled effective as of the time specified in this Certificate, and each holder of a certificate previously evidencing any such Series H Preference Shares shall cease to have any rights with respect thereto, except the right to receive the shares of Class H Common Stock or other consideration issuable pursuant to this Certificate upon the occurrence of such event. If any Series H Preference Shares shall cease to be outstanding for any reason, such shares shall be retired and thereupon restored to the status of authorized but unissued shares of Preference Stock, par value $0.10 per share, of the Corporation undesignated as to series.

      Section 10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

      Section 11. Fractional Shares. Series H Preference Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series H Preference Shares, subject to Section 6(vii).

      Section 12. Reversion to Corporation. Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Series H Preference Shares, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the holders of such shares shall look only to the general funds of the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

      Section 13. Definitions. For purposes of this Certificate, the following terms shall have the meanings indicated:

            "Affiliate" means, with respect to any Person, any Person who directly or indirectly is in control of, is controlled by or is under common control with, such Person.

             "business day" means any day other than a Saturday or Sunday or any other day on which banks in the State of New York or the State of California are authorized or required by law or executive order to close.

            "Class H Dividend Base" means the denominator of the fraction, as adjusted from time to time, used for purposes of computing the "Available Separate Consolidated Net Income of Hughes" pursuant to the Certificate of Incorporation, as of the date hereof.

             "Closing Price" of a share of Class H Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the New York Stock Exchange (the "NYSE") on such date or, if the Class H Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Class H Common Stock is so listed, or if it is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if it is not so reported, the last quoted bid price for the Class H Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of a share of Class H Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

            "Current Market Price" per share of the Class H Common Stock means, on any day, the average Closing Price per share of the Class H Common Stock on the 20 Trading Days immediately prior to, but not including, such day.

            "Exchange Rate" means, as applicable, (a) if the Current Market Price is greater than or equal to $69.6725 per share (the "Threshold
      Price"), 8.0645 shares of Class H Common Stock (the "Upper Exchange Rate"), (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, a number of shares of Class H Common Stock equal to the product of ten (10) multiplied by a fraction, the numerator of which is the Initial Price and the denominator of which is the Current Market Price (the "Middle Exchange Rate"), and (c) if the Current Market Price is less than or equal to the Initial Price, 10.00 shares of Class H Common Stock (the "Lower Exchange Rate"), in each case per Series H Preference Share, subject to adjustment as set forth in Sections 6(iii) and (iv).

            "Fair Market Value" on any day means the average of the daily Closing Prices of a share of Class H Common Stock of the Corporation on the five (5) consecutive Trading Days ending on the earlier of the day in question or the day before the "ex" date with respect to any issuance or distribution in respect of which Fair Market Value is to be determined. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Class H Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Closing Price.

            "Income Tax" means any federal or state tax, duty or other governmental charge that is based on, measured by or calculated in whole or in part with respect to income or profits, including, without limitation, the Michigan Single Business Tax.

            "Initial Price" means $56.1875 per share of Class H Common Stock.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Tax  Event"  means  any  amendment  to, or  change  (including  any announcement of a prospective change, such as, but not limited to, the reporting of legislation by the House Ways and Means Committee or the Senate Finance Committee, or the proposal of a legislative change that has an effective date that is proposed to precede the date of enactment) in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, as a result of the enactment, adoption or issuance of which there is in the opinion of the Corporation's outside counsel more than an insubstantial risk that the Corporation or any subsidiary thereof is or will be subject to more than an insignificant amount of Income Taxes with respect to the Series H Preference Shares, the shares of Class H Common Stock issuable upon conversion, exchange or redemption thereof, or any capital stock of the Corporation or any subsidiary issuable pursuant to this Certificate (in each case including, without limitation, the issuance, conversion, redemption or exchange thereof). A Tax Event shall in no event be considered to have occurred more than 30 days prior to the announced or expected effective date of any amendment or change that then remains legally viable, as determined in the reasonable discretion of the Corporation, taking into account the potential liability of the Corporation. A Tax Event shall only include an amendment or change that would have resulted in a tax liability that would not have been imposed had the Corporation issued Class H Common Stock in lieu of the Series H Preference Shares at the time of the initial issuance of the Series H Preference Shares.

            "Tax Redemption Price" means an amount determined by multiplying the Exchange Rate then in effect by the Fair Market Value.

            "Trading Day" means a day on which the Class H Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

      Section 14. Miscellaneous.

      (i) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 100 Renaissance Center, Detroit, Michigan 48243 (Attention: Secretary), or to the transfer agent for the Series H Preference Shares, as provided by Section 14(iv) below, or other agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Series H Preference Shares, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series H Preference Shares, if appropriate), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

      (ii) In the event a holder of Series H Preference Shares shall not by written notice designate the name to whom payment upon redemption, exchange or conversion of Series H Preference Shares should be made or the address to which the certificate or certificates representing, or other evidence of ownership of, such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series H Preference Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

      (iii) All payments in the form of dividends and distributions and distributions upon any Liquidation or otherwise made upon the Series H Preference Shares and any other shares of stock ranking on a parity with the Series H Preference Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series H Preference Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Series H Preference Shares and such other shares of stock bear to each other.

      (iv) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series H Preference Shares. Initially, the Secretary of the Corporation shall serve as the transfer agent, registrar and dividend disbursing agent for the Series H Preference Shares.

      (v) Other than to America Online, Inc. and its Permitted Transferees (as defined in the Purchase Agreement, dated June 21, 1999, by and among the Corporation, Hughes and America Online, Inc. (the "Purchase Agreement")), the Corporation shall not issue any Series H Preference Shares to any Person so long as America Online, Inc. owns at least 25% of the Series H Preference Shares that it owned as of June 24, 1999 (as adjusted from time to time pursuant to this Certificate).

                       [SIGNATURES BEGIN ON NEXT PAGE]

      This Certificate shall be effective as of June 24, 1999.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Eric Feldstein, its Vice President and Treasurer, this 24th day of June, 1999.


                                    GENERAL MOTORS CORPORATION



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